UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
VELO3D, INC.
(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials.
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2710 Lakeview Court
Fremont, California 94538

June 7, 2024

EXPLANATORY NOTE

On April 29, 2024, Velo3D, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 10, 2024, at 1:00 p.m., Pacific Time.

This supplement to the Proxy Statement (the “Supplement”) is being filed solely to correct an inadvertent error with respect to the description of the voting standard for Proposal 3 (the “Reverse Stock Split Proposal”) on pages 7 and 36 of the Proxy Statement to reflect that the Reverse Stock Split Proposal will be adopted and approved if a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting vote “FOR” the Reverse Stock Split Proposal and that a stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Reverse Stock Proposal.

The following text replaces, in its entirety, the text on page 7 of the Proxy Statement appearing in the paragraph before “Recommendations of Our Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting”:

“Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, approval of the amendment to our certificate of incorporation, as amended, to effect the reverse stock split, and approval of the shares of common stock issuable pursuant to our Secured Notes and, if issued, the Additional Secured Convertible Notes (each as defined in the section entitled “Proposal No. 4 Approval of Common Stock Issuance”) will be obtained if the number of votes cast “FOR” these proposals at the Annual Meeting exceeds the number of votes “AGAINST” these proposals.”

The following text replaces, in its entirety, the text on page 36 of the Proxy Statement appearing in the paragraph below “Vote Required for Approval”:

“The approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, a stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Reverse Stock Split Proposal. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established.”

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement.